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                                  [LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-3 No. 33-58977) and related Prospectus Supplement of Eli Lilly and Company for the registration of it 7 1/8% notes due June 1, 2025 and to the incorporation by reference therein of our report dated February 8, 1995, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP



June 12, 1995
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